                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               KOGER EQUITY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               KOGER EQUITY, INC.
                           433 PLAZA REAL, SUITE 335
                           BOCA RATON, FLORIDA 33432
                                 (561) 395-9666

                                   ---------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   ---------


DATE:      Thursday, May 23, 2002

TIME:      11:00 a.m.

PLACE:     Three Ravinia Building
           Three Ravinia Drive
           Atlanta, Georgia


Dear Shareholder:

         At our Annual Meeting, we will ask you:

                  1. To elect a board of eight (8) directors to serve for the ensuing year and until their respective successors are elected and qualified; and

                  2. To transact any other business that may properly be presented at the Annual Meeting.

         If you were a shareholder of record at the close of business on March 15, 2002, you may vote at the Annual Meeting.

         A copy of the Koger Equity, Inc. Annual Report for the year ended December 31, 2001, which reports financial and other information, is enclosed.

         You are asked to mark, date, sign, and return the enclosed proxy. An envelope is enclosed for your convenience. No postage is required if mailed in the United States.


                                    By order of the Board of Directors

                                    Robert E. Onisko
                                    Chief Financial Officer


April 19, 2002

                               KOGER EQUITY, INC.
                           433 PLAZA REAL, SUITE 335
                           BOCA RATON, FLORIDA 33432
                                 (561) 395-9666

                                   ---------

                                PROXY STATEMENT
                                 APRIL 19, 2002

                                   ---------

                                  INTRODUCTION

         We sent you this proxy statement and the enclosed proxy card because Koger Equity's Board of Directors is soliciting your proxy to vote at the 2002 Annual Meeting of Shareholders. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card. In this proxy statement, Koger Equity, Inc. is generally referred to as either "Koger Equity" or the "Company."

         We will begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card on April 19, 2002 to all shareholders entitled to vote. Only those shareholders who owned Koger Equity common stock at the close of business on March 15, 2002, are entitled to vote. On this record date, there were 21,235,908 shares of Koger Equity common stock outstanding. Koger Equity common stock is our only class of voting stock outstanding. We are also sending along with this proxy statement, the Koger Equity 2001 Annual Report, which includes our financial statements.

         Each share of Koger Equity common stock that you own entitles you to one vote. The proxy card indicates the number of shares of Koger Equity common stock that you own. In this proxy statement, Koger Equity common stock is sometimes referred to as the "Shares."

VOTE BY PROXY

         Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign, and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

         If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board for the election of all eight nominees for directors of the Company.

         If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no other matter to be acted on at the Annual Meeting other than the election of directors.

TO REVOKE A PROXY

         If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

         1)       You may send in another proxy with a later date.

         2) You may notify the Company in writing before the Annual Meeting that you have revoked your proxy.

         3)       You may vote in person at the Annual Meeting.

TO VOTE IN PERSON

         If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot when you arrive. You will complete the ballot at that time and return it to the Inspectors of Election at the door. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on March 15, 2002, the record date for voting.

                            MATTER TO BE CONSIDERED

ELECT EIGHT DIRECTORS

         The eight nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate, "Vote WITHHELD" for a particular nominee on your proxy card, your vote will not count either for or against the nominee.

BROKER VOTES

         Under the rules of the New York Stock Exchange, if your broker holds your shares in its name, the broker will be entitled to vote your shares for the election of directors even if it does not receive instructions from you. If your broker received instructions from you, it must vote as instructed by you.

CONFIDENTIAL VOTING

         We keep all the proxies, ballots and voting tabulations private as a matter of practice. We only let our Inspectors of Election, representatives of Wells Fargo Bank Minnesota, N.A. and certain employees of our independent tabulating agent, Morrow & Co., Inc., examine these documents. The Inspectors of Election will not disclose your vote to management unless it is necessary to meet legal requirements. The Inspectors of Election will, however, forward to management any written comments you make, on the proxy card or elsewhere.

                             ELECTION OF DIRECTORS

         The Board has nominated eight directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the next annual meeting and until their successors have been elected and qualified.

         We know of no reason why any nominee may be unable to serve as director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next Annual Meeting of Shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

                                                    PRINCIPAL OCCUPATIONS                      YEAR FIRST
                                             FOR A PERIOD OF FIVE YEARS OR MORE                 BECAME A
NAME                                              ENDED ON DECEMBER 31, 2001                    DIRECTOR           AGE
----                                    --------------------------------------------           ----------          ---

D. Pike Aloian(2) ................      Currently serves as a Director of Koger                   1993             47
                                        Equity, Inc.  Mr. Aloian is also a Managing
                                        Director of Rothschild Realty Inc. (a
                                        real estate investment management and
                                        advisory service firm); and a Director
                                        of Charter Oak Group, Ltd. (a privately
                                        held owner and developer of factory
                                        outlet and retail properties). Mr.
                                        Aloian is also a Director of EastGroup
                                        Properties, Inc. (an industrial real
                                        estate investment trust ("REIT"));
                                        Brandywine Realty Trust (an office
                                        REIT); Angeles Corporation (a holder of
                                        loans to and equity investments in
                                        residential real estate); Merritt
                                        Properties, LLC (a privately held owner
                                        and developer of light industrial
                                        buildings); and Advana Realty Group (an
                                        office and industrial company).

Benjamin C. Bishop, Jr.(1)(2) ....      Currently serves as a Director of Koger                   1991             70
                                        Equity, Inc.  Mr. Bishop is the President
                                        and the Chairman of the Board of Allen C.
                                        Ewing & Co. (an investment banking
                                        company).  He is a former Director of Grubb
                                        & Ellis Company (a national commercial real
                                        estate brokerage company); a former Trustee
                                        of GMR Properties (a diversified REIT); and
                                        a former Director of Cousins Properties,
                                        Inc. (an office and retail REIT).

                                                    PRINCIPAL OCCUPATIONS                      YEAR FIRST
                                             FOR A PERIOD OF FIVE YEARS OR MORE                 BECAME A
NAME                                              ENDED ON DECEMBER 31, 2001                    DIRECTOR           AGE
----                                    --------------------------------------------           ----------          ---

Thomas J. Crocker ................      Currently serves as Chief Executive                       2000             48
                                        Officer (since March 1, 2000) and a
                                        Director of Koger Equity, Inc.   Mr.
                                        Crocker is Chief Executive Officer of
                                        Crocker Realty Trust, Inc. (a private
                                        REIT), and Chief Executive Officer of
                                        Crocker & Associates, L. P. (a private
                                        real estate limited partnership).  Mr.
                                        Crocker also serves as a Director of
                                        Innkeepers USA Trust (a hotel REIT).  Mr.
                                        Crocker is the former Chairman and Chief
                                        Executive Officer of Crocker Realty
                                        Trust, Inc., (a public REIT) and
                                        previously served as the Chairman and
                                        Chief Executive Officer of Crocker Realty
                                        Investors, Inc. (a public REIT).  Mr.
                                        Crocker is the former Chief Executive
                                        Officer of Crocker & Sons, Inc. (a
                                        private real estate company).

David B. Hiley ...................      Currently serves as a Director of Koger                   1993             63
                                        Equity, Inc.  Mr. Hiley previously served as
                                        Executive Vice President and Chief Financial
                                        Officer of Koger Equity, Inc. from April 1,
                                        1998 to March 1, 2000.  Mr. Hiley is
                                        currently a financial consultant.  He was
                                        former Managing Director of Berkshire
                                        Capital Corporation (an investment banking
                                        services firm); a Director and former Senior
                                        Executive Vice President of Thomson McKinnon
                                        Securities, Inc. (a securities
                                        broker-dealer); consultant, Director and
                                        former Executive Vice President of Thomson
                                        McKinnon, Inc. (a financial services holding
                                        company); and former Director of Newcity
                                        Communications, Inc. (a communications firm).

Victor A. Hughes, Jr. ............      Currently serves as Chairman of the Board of              1992             66
                                        Directors of Koger Equity, Inc. and
                                        previously served as the Chief Executive
                                        Officer (until March 1, 2000). Mr. Hughes is
                                        a former President, Chief Financial Officer,
                                        Senior Vice President and Assistant
                                        Secretary of Koger Equity, Inc.  Mr. Hughes
                                        is also a former Chairman and Chief
                                        Executive Officer of Koger Realty Services,
                                        Inc. (a Koger Equity, Inc. related entity
                                        and manager of office properties).

                                                    PRINCIPAL OCCUPATIONS                      YEAR FIRST
                                             FOR A PERIOD OF FIVE YEARS OR MORE                 BECAME A
NAME                                              ENDED ON DECEMBER 31, 2001                    DIRECTOR           AGE
----                                    --------------------------------------------           ----------          ---

John R. S. Jacobsson(2) ..........      Currently serves as a Director of Koger                   1997             33
                                        Equity, Inc. and is the Partner
                                        responsible for investments at Apollo Real
                                        Estate Funds (manager of four real estate
                                        investment funds).  Mr. Jacobsson is also
                                        a Director of Metropolis Realty Trust,
                                        Inc. (owner of high rise office buildings)
                                        and a Director of Roland International,
                                        Inc. (a land development company); and a
                                        Director of Oasis Car Wash, Inc. (a car
                                        care company).

George F. Staudter(1)(2) .........      Currently serves as a Director of Koger                   1993             70
                                        Equity, Inc.  Mr. Staudter is a managerial
                                        and financial consultant; Director of T. D.
                                        Waterhouse Family of Funds, Inc. (a family
                                        of mutual funds); former Director of
                                        Waterhouse Investor Services, Inc. (a
                                        securities broker-dealer); former
                                        President, Chief Executive Officer and
                                        Director of Family Steak Houses of Florida,
                                        Inc. (a restaurant chain).

James C. Teagle(1) ...............      Currently serves as a Director of Koger                   1996             60
                                        Equity, Inc.  Mr. Teagle is a former
                                        President and Chief Operating Officer of
                                        Koger Equity, Inc. and has also served the
                                        Company as Senior Vice President and Vice
                                        President.  Mr. Teagle is also a former
                                        Director, President and Chief Operating
                                        Officer of Koger Realty Services, Inc. (a
                                        Koger Equity, Inc. related entity and
                                        manager of office properties).

---------

(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

         Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the Shares to which the proxy is related FOR the election of the management slate of eight directors.

             INFORMATION ABOUT KOGER EQUITY COMMON STOCK OWNERSHIP

SHAREHOLDERS OWNING AT LEAST FIVE PERCENT OF KOGER EQUITY

         The following table shows, as of December 31, 2001, all persons we know to be "beneficial owners" of more than five percent of the Koger Equity common stock. This information is based on Schedule 13D or Schedule 13G reports filed with the Securities and Exchange Commission (the "SEC") by each of the firms listed in the table below. If you wish, you may obtain these reports from the SEC.

                                                                                  NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                   PERCENT OF CLASS         OWNED BENEFICIALLY(1)
------------------------------------                   ----------------         ----------------------

EQSF Advisers Inc. et al .....................             12.7%                    2,676,311(2)
  767 Third Avenue
  New York, New York 10017

Farallon Capital Management Partners, L.P. ...              5.9%                    1,255,027
  One Maritime Plaza, Suite 1325
  San Francisco, CA  94111

---------

(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own Koger Equity common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

(2) Sole voting power as to 2,632,711 Shares and sole dispositive power as to 2,676,311 Shares.

STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table shows, as of February 28, 2002, the Koger Equity common stock owned beneficially by Koger Equity directors and executive officers. All directors and executive officers as a group own beneficially 10.19% of the shares of Koger Equity common stock.

NAME OF BENEFICIAL OWNER                                     BENEFICIALLY OWNED            PERCENT OF CLASS
------------------------                                     ------------------            ----------------

Directors:
   D. Pike Aloian ..................................              15,965                      0.08%(1)
   Benjamin C. Bishop, Jr. .........................              37,767                      0.18%(1)
   Thomas J. Crocker ...............................             780,419                      3.61%(2)
   David B. Hiley ..................................             151,744                      0.71%(3)
   Victor A. Hughes, Jr. ...........................             509,904                      2.39%(4)
   John R. S. Jacobsson ............................              11,450                      0.05%(1)
   George F. Staudter ..............................              18,039                      0.09%(1)
   James C. Teagle .................................             231,189                      1.08%(5)

NAME OF BENEFICIAL OWNER                                     BENEFICIALLY OWNED            PERCENT OF CLASS
------------------------                                     ------------------            ----------------

Executive Officers:
   Christopher L. Becker ...........................              66,666                      0.31%(6)
   Thomas C. Brockwell .............................              66,845                      0.32%(6)
   Drew P. Cunningham ..............................              66,666                      0.31%(6)
   Robert E. Onisko ................................             300,831                      1.41%(7)
   James L. Stephens ...............................              39,350                      0.19%(8)
                                                                 -------                      ----
     Total Shares Held by All Executive Officers
          and Directors as a Group (13 persons)                2,296,835                     10.19%(9)
                                                               =========                      =====

---------
(1) Includes 4,000 Shares which are subject to presently exercisable options.

(2) Includes 466,666 Shares which are subject to presently exercisable options.

(3) Includes 129,000 Shares which are subject to presently exercisable options.

(4) Includes 180,000 Shares which are subject to presently exercisable options.

(5) Includes 196,250 Shares which are subject to presently exercisable options. Also includes 13,950 Shares owned by spouse.

(6) Includes 66,666 Shares which are subject to presently exercisable options.

(7) Includes 200,000 Shares which are subject to presently exercisable options.

(8) Includes 12,000 Shares which are subject to presently exercisable options.

(9) Sole voting and dispositive power as to 2,282,885 Shares, and 13,950 Shares with shared voting and dispositive power. Includes 1,399,914 Shares which are subject to presently exercisable options, or options which are exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and greater-than-10% shareholders to file reports with the SEC and the New York Stock Exchange on changes in their beneficial ownership of Koger Equity common stock and to provide Koger Equity with copies of the reports. Based on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with their filing requirements for 2001.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

         The Board of Directors oversees the business and affairs of Koger Equity and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman, key executive officers and our principal external advisers (legal counsel, auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

         Each of the Directors attended at least 75% of the Board of Directors meetings and meetings held by committees of the Board of Directors of which they were members.

THE COMMITTEES OF THE BOARD

         The Compensation Committee. The Compensation Committee establishes and approves all elements of compensation for certain executive officers. Each year, as the SEC requires, the committee reports to you on executive compensation. The Report on Executive Compensation for 2001 by the Compensation Committee begins on page 15 of this proxy statement. The committee administers the Company's Stock Option Plans and 1998 Equity and Cash Incentive Plan, as Amended and Restated, and has sole authority for awards under the Plans, including timing, pricing and amount. The committee also makes recommendations to the Board of Directors in regard to the grant of bonuses and supplemental contributions to the Company's 401(k) Plan. The Compensation Committee met seven times during 2001.

         The Audit Committee. The Audit Committee recommends the selection of the independent auditors to the Board, approves the scope of the annual audit by the independent auditors, reviews audit findings, accounting policies and quarterly and annual financial statements. As required by the SEC, the committee reports to you concerning its activities during the last year. The Report of the Audit Committee begins on page 21 of this proxy statement. The committee meets privately, outside the presence of Koger Equity management, with both the independent auditors and the firm which provides internal audit services. The Audit Committee met seven times in 2001 and members of the Audit Committee consulted with the officers of the Company, the firm which provides internal audit services and the independent auditors at various times throughout the year.

HOW WE COMPENSATE DIRECTORS

         Annual Retainer Fee. We compensate directors who are not employees of Koger Equity or its subsidiaries with an annual retainer of $20,000, except for the Chairman, who receives an annual retainer of $50,000.

         Meeting Fees. We pay non-employee directors a fee of:

         -        $2,000 for attendance at each Board meeting; and

         -        $500 for attendance at each committee meeting.

         Expenses and Benefits. We reimburse all directors for travel and other related expenses incurred in attending shareholder, Board and committee meetings.

         Special Fees Paid to a Director. During October of 2000, the Board of Directors formed a special committee to evaluate and take an active role in negotiating the sale of certain assets of the Company to an affiliate of Apollo Real Estate Advisors, LP ("Apollo") (see "Certain Relationships and Transactions" beginning on page 19 of this proxy statement). The Board of Directors elected D. Pike Aloian to serve as chairman of this committee and authorized the payment to him of $15,000 per month for such services. Mr. Aloian served in this capacity for approximately seven months until such time as the terms of the transaction with Apollo had been defined. He received $100,000 in connection with such service. Of the total, $55,000 related to activities conducted in 2000 and $45,000 related to the 2001 activities, all of which was paid in 2001.

         Directors who are Koger Equity Inc. Employees. We do not compensate our employees for service as a director. We do, however, reimburse them for travel and other related expenses.

         Stock Options Held by Board Members. Each member of the Board of Directors who is not also an employee of the Company currently holds an option to purchase 4,000 Shares other than Messrs. Hughes and Teagle who were employees of the Company at the time of grant. These options were granted on August 19, 1997, and are fully exercisable at a per share price of $19.8125.

         The Stock Investment Plan. Directors may elect to receive payment of part or all of their monthly retainer in Shares by participating in the Company's Stock Investment Plan. Additional information concerning the Stock Investment Plan is on page 14 of this proxy statement.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows annual compensation and long-term compensation of the Chief Executive Officer and certain other named executive officers whose salary and bonus for the fiscal year ended December 31, 2001, exceeded $100,000. Throughout the remainder of this proxy statement, these five persons will be referred to as the "Named Officers."

SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                 COMPENSATION AWARDS
                                                                              ------------------------
                                                                                            SECURITIES
                                                                                            UNDERLYING
                                                    ANNUAL COMPENSATION       RESTRICTED    OPTIONS/           ALL OTHER
                                                ----------------------------    STOCK          SARS          COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR          SALARY             BONUS       AWARD(S)        (1)                (2)
---------------------------       ----          --------         -----------  ----------    ----------       ------------

Thomas J. Crocker(5) .........    2001          $300,000         $330,769(3)       --              --          $9,094(4)
Chief Executive Officer           2000           250,000          204,806          --         700,000           8,400
                                  1999                --               --          --              --              --

Robert E. Onisko(6) ..........    2001          $200,000         $175,846(3)       --              --          $6,394(4)
Chief Financial Officer           2000           166,667          128,204          --         300,000           6,131
                                  1999                --               --          --              --              --

Christopher L. Becker(7) .....    2001          $200,000         $175,846(3)       --              --          $5,888(4)
Senior Vice President             2000           107,693           26,923          --         200,000           3,328
                                  1999                --               --          --              --              --

Thomas C. Brockwell(8) .......    2001          $200,000         $183,846(3)       --              --          $5,956(4)
Senior Vice President             2000           107,693           26,923          --         200,000           3,301
                                  1999                --               --          --              --              --

Drew P. Cunningham(9) ........    2001          $200,000         $175,846(3)       --              --          $  506(4)
Senior Vice President             2000           107,693           26,923          --         200,000             243
                                  1999                --               --          --              --              --

---------------
(1) For information concerning the number and market value of Shares subject to the Company's stock option plans as to the Named Officers, reference is made to the "Aggregated Option Exercises During 2001 and Year-End Option Values" table and the notes thereto beginning on page 11 of this proxy statement.

         There were no options granted to the Chief Executive Officer or the other Named Officers during the fiscal year ended December 31, 2001.

(2) Includes the taxable portion of certain excess life insurance premiums (as defined by the Internal Revenue Code) paid by the Company on behalf of each qualifying employee, including the Named Officers (the "Life Insurance Premiums") and 401(k) Plan contributions, each of which were Company benefits which did not discriminate in scope, terms or operation in favor of the Named Officers and were available generally to all salaried employees of the Company.

(3) Includes a cash bonus which was earned for calendar year 2001, but was paid in 2002: as to Mr. Crocker, $325,000; as to Mr. Onisko, $172,000; as to Mr. Becker, $172,000; as to Mr. Brockwell, $180,000; and as to Mr. Cunningham, $172,000.

(4) Includes a matching cash contribution for calendar year 2001 made by the Company to the account of each qualifying employee, including each Named Officer, under the 401(k) Plan, which contribution was equal to 50% of such employee's contributions to his or her account under the 401(k) Plan, subject to a maximum employee contribution of six percent of eligible compensation.

         - As to Mr. Crocker, for 2001, includes Life Insurance Premiums in the amount of $844 and a 401(k) contribution in the amount of $5,100. Also includes a Stock Investment Plan contribution in the amount of $3,150.

         - As to Mr. Onisko, for 2001, includes Life Insurance Premiums in the amount of $1,294, and a 401(k) contribution in the amount of $5,100.

         - As to Mr. Becker, for 2001, includes Life Insurance Premiums in the amount of $788, and a 401(k) contribution in the amount of $5,100.

         - As to Mr. Brockwell, for 2001, includes Life Insurance Premiums in the amount of $506, and a 401(k) contribution in the amount of $5,100. Also includes a Stock Investment Plan contribution in the amount of $350.

         - As to Mr. Cunningham, for 2001, includes Life Insurance Premiums in the amount of $506.

(5) Mr. Crocker was appointed as Chief Executive Officer of the Company on March 1, 2000.

(6) Mr. Onisko was appointed as Chief Financial Officer of the Company on March 1, 2000.

(7) Mr. Becker was appointed as Senior Vice President of the Company on June 19, 2000.

(8) Mr. Brockwell was appointed as Senior Vice President of the Company on June 19, 2000.

(9) Mr. Cunningham was appointed as Senior Vice President of the Company on June 19, 2000.

OPTIONS GRANTED DURING 2001

          During the fiscal year ended December 31, 2001, the Company did not grant any options to its Named Officers. The Company has no outstanding stock appreciation rights.

 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table provides the following information: (1) the aggregate number of options exercised and the value realized by the Named Officers during the year ended December 31, 2001, and (2) the aggregate number of options and the value of the in-the-money options in each case held by the Named Officer as of December 31, 2001. The Company has no outstanding stock appreciation rights. In the event of a change of control (as defined in the option agreements), all stock options become vested.

                          AGGREGATED OPTION EXERCISES
                     DURING 2001 AND YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                       SECURITIES
                                                                       UNDERLYING           VALUE OF UNEXERCISED
                                                                       UNEXERCISED             IN-THE-MONEY
                                                                    OPTIONS/SARS AT            OPTIONS/SARS
                                   SHARES                             FISCAL YEAR-END       AT FISCAL YEAR-END
                                ACQUIRED ON         VALUE                EXERCISABLE/           EXERCISABLE/
NAME                              EXERCISE         REALIZED            UNEXERCISABLE          UNEXERCISABLE(1)
--------------------------      ------------     -----------        -------------------     --------------------
Thomas J. Crocker ........          -0-             $ 0              233,333/466,667         $55,417 /$110,833
Robert E. Onisko .........          -0-             $ 0              100,000/200,000         $23,750 /$ 47,500
Christopher L. Becker ....          -0-             $ 0               66,666/133,334         $     0 /$      0
Thomas C. Brockwell ......          -0-             $ 0               66,666/133,334         $     0 /$      0
Drew P. Cunningham .......          -0-             $ 0               66,666/133,334         $     0 /$      0

---------
(1) This valuation represents the difference between $16.30, the closing price of the Koger Equity common stock on the New York Stock Exchange on December 31, 2001, and the exercise price of the stock options. "In-the-money" stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.

LONG-TERM INCENTIVE PLAN AWARDS

         The Company made no long-term incentive plan awards to any Named Officer during the fiscal year ended December 31, 2001.

EXECUTIVE EMPLOYMENT AND RETIREMENT AGREEMENTS

         Messrs. Hughes, Hiley and Teagle, retired officers of the Company, who continue to serve on its Board with Mr. Hughes continuing as Chairman, (1) continue to participate in the Company's medical insurance program for employees, and (2) are vested in all stock options which continue to be exercisable for their original terms. Messrs. Hughes and Hiley continue to receive payments pursuant to the Supplemental Executive Retirement Plan ("SERP") as described below. Mr. Teagle received a lump sum payment of his SERP benefit in 2000.

         In 2000 the Company entered into three-year employment contracts with Messrs. Crocker and Onisko, which among other matters contain certain change of control provisions. The Company also entered into stock purchase agreements whereby it would finance the purchase of up to 500,000 shares by Mr. Crocker and up to 150,000 shares by Mr. Onisko. At December 31, 2001, the Company had loaned Mr. Crocker $3,799,774 (of which $3,172,694 is non-recourse) and to Mr. Onisko $1,266,583 (of which $1,057,556 is non-recourse) in connection with their purchase of shares pursuant to their stock purchase agreements. The above indebtedness is secured with the shares and bears an annual interest rate of 150 basis points over the applicable LIBOR rate. Interest is paid quarterly and is current under this indebtedness. For fiscal 2001, Mr. Crocker paid $229,375 and Mr. Onisko paid $76,458 in interest pursuant to their stock purchase agreements.

THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The SERP generally provides a gross benefit for life to Mr. Hughes equal to 50% of final three-year average annual base salary, and a gross benefit for life to Mr. Hiley equal to 35% of final three-year average annual base salary, with the surviving spouse of these two officers receiving a lifetime benefit of 50% of the officer's benefit. The SERP provides for a gross benefit for 15 years to an officer selected for participation (reduced in any case in which such officer has less than 20 years of service) equal to 50% of final three-year average annual base salary. The benefits are reduced by:

         (i) 50% of social security benefits received by the applicable officer, and

         (ii) the annuitized equivalent of profit sharing contributions made by the Company to the account of such officer under the 401(k) Plan.

         At retirement, benefits under the SERP are paid in annuity form.

         During 2001, Mr. Hughes and Mr. Hiley received payments under the SERP of $134,739 and $60,250, respectively.

         The SERP also provides Messrs. Hughes, Teagle and Hiley and their spouses with lifetime medical coverage (which is intended to be roughly equivalent to that provided by the Company for certain officers).

         Benefits under the SERP generally vest only if the applicable officer remains in the Company's employ for a period ranging from two to five years after commencement of his participation in the SERP (depending upon such officer's age at the commencement of his participation in the SERP). However, if a change of control of the Company (as defined in the SERP) occurs and a covered officer leaves the employ of the Company under certain circumstances, then a participating officer, at his option, is entitled to: (i) continue to receive his or her base salary for a period of 18 months, or (ii) immediately become fully vested in his or her retirement benefits, receive one year of annual base salary, in lump sum payment, and continue to be provided all medical and other insurance benefits for one year following termination. The only officer that participates in the SERP is James L. Stephens, Vice President and Chief Accounting Officer of the Company.

         The following table illustrates the annual pension benefits payable to officers under the SERP. Since benefits shown in the table reflect a straight life form of annuity benefit, if payment is made in the form of a joint and survivor annuity, the annual amounts of benefit could be substantially below those illustrated.

                               PENSION PLAN TABLE

                                                                       YEARS OF SERVICE
                                          -------------------------------------------------------------------------
FINAL AVERAGE ANNUAL REMUNERATION            15              20              25              30               35
---------------------------------         --------        --------        --------        --------         --------

       $125,000...............            $ 46,875        $ 62,500        $ 62,500        $ 62,500         $ 62,500
        150,000...............              56,250          75,000          75,000          75,000           75,000
        175,000...............              65,625          87,500          87,500          87,500           87,500
        200,000...............             100,000         100,000         100,000         100,000          100,000
        225,000...............             112,500         112,500         112,500         112,500          112,500
        250,000...............             125,000         125,000         125,000         125,000          125,000
        300,000...............             150,000         150,000         150,000         150,000          150,000
        350,000...............             175,000         175,000         175,000         175,000          175,000

         The compensation base used by the SERP is average base salary for the final three years of employment. As of December 31, 2001, the base salary and estimated years of service credit for Mr. Stephens was $130,000, and 15 years, respectively.

STOCK INVESTMENT PLAN

         The Company has a Stock Investment Plan (the "SIP") pursuant to which participating employees and directors of the Company may purchase Shares. Under the SIP, the Company is authorized to purchase up to an aggregate of 200,000 Shares on behalf of such participating employees and directors. Each participating employee pays for his or her Shares pursuant to a monthly payroll deduction plan established by the participating employee, and each participating director pays for his Shares pursuant to a deduction from such director's retainer.

         Under the SIP, the Company contributes a portion of the purchase price of such Shares, which contribution equals the following percentage of the total monthly deduction from such employee's pay or such director's retainer:

-        25% of each monthly deduction less than or equal to $50;
- 20% of each monthly deduction greater than $50 but less than or equal to $100; and
- 15% of each monthly deduction greater than $100 but less than or equal to $1,700.

         The Company also pays all commissions and related expenses of the SIP. The Company's contribution and expenses incurred in administering the SIP totaled approximately $37,300 for the year ended December 31, 2001.

         During 2001 the Company paid the following amounts on behalf of the following directors:

                                                                     COMPANY
DIRECTOR NAME                                                      CONTRIBUTION
-------------                                                      ------------
D. Pike Aloian ..........................................            $ 3,090
Benjamin C. Bishop, Jr. .................................              3,090
Thomas J. Crocker .......................................              3,150
David B. Hiley ..........................................              3,090
John R. S. Jacobsson ....................................              3,090
George F. Staudter ......................................              3,090
                                                                     -------
   Total Company Contribution on behalf of Directors ....            $18,600
                                                                     =======

                   REPORT ON EXECUTIVE COMPENSATION FOR 2001
                         BY THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board administers Koger Equity's executive compensation program. The committee has furnished the following report on executive compensation for 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee includes Messrs. Aloian, Bishop, Jacobsson and Staudter, none of whom serve as officers or employees of the Company or any of its subsidiaries. In addition, none of the members of this committee is an executive officer of a company for which an executive officer of Koger Equity determined compensation matters.

EXECUTIVE COMPENSATION PHILOSOPHY

       The Compensation Committee is responsible for setting the total compensation of the Chief Executive Officer (the "CEO"), Chief Financial Officer (the "CFO") and the Senior Vice Presidents. It also reviews the compensation, including year-end bonuses, proposed by management for other officers of the Company. The committee has customarily sought and obtained the full Board's ratification of its actions concerning salary increases and bonuses granted to senior officers. The Compensation Committee is also responsible for (i) making grants under the Company's stock option and other incentive plans and (ii) making contributions, subject to approval by the Board of Directors, under the 401(k) Plan and any other plan or plans as may be determined by the Board of Directors.

         The committee has designed Koger Equity's executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of shareholder value. To emphasize equity incentives, we link a significant portion of executive compensation to the market performance of the Koger Equity common stock. The objectives of our program are:

         - To support a pay-for-performance policy among all senior executives based on both their individual performance and the performance of Koger Equity;

         - To align the interests of executives with the long-term interests of shareholders through awards whose value over time depends upon the market value of Koger Equity's common stock;

         - To provide compensation comparable to that offered by other leading companies in our industry, enabling Koger Equity to compete for and retain talented executives who are critical to our long-term success; and

         - To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

         We compensate our executives through base salary, bonus paid in cash (or a combination of cash and shares or restricted stock awards), and long-term incentive awards (a combination of restricted stock and stock options).

         We also provide our executives with employee benefits, such as retirement and health benefits. Koger Equity has entered into employment agreements containing change of control provisions with certain of our executive officers to provide for certain payments and other benefits if they are terminated following a change in control of Koger Equity.

GENERAL

         The committee annually reviews the base salaries of our executives to determine if adjustments are appropriate to ensure that their salaries are competitive.

         In determining the compensation paid to the executive officers in 2001, the Compensation Committee took into consideration a number of factors, including among others, the performance of the Company's stock relative to its peers, the improvement in the Company's operations, including increases in rental revenues and lease terms, and the accomplishment of several important strategic initiatives.

         During 2001 at a time when the economy, in general, and the real estate industry, in particular, was either down or flat, the Company accomplished the following:

         (i) Quarterly dividends were maintained at $.35 per outstanding share. In addition, in connection with the sale of certain older assets described in (v) below, the Company paid a capital gain distribution in the form of a special dividend of $1.74 per share.

         (ii) Koger's stock price increased from $15.5625 to $16.30 during 2001, a 4.7% increase, which together with an annual dividend of $1.40 made a total return during 2001 to shareholders of 13.7%. When the $1.74 capital gain distribution described in
                  (i) above is included, total shareholder return was 24.9% in 2001.

         (iii) The overall percent leased rate of its buildings at December 31, 2001, was maintained at 90%.

         (iv) Its average rental rate per usable square foot increased from $18.07 to $18.65, or 3.2% over the prior year.

         (v) Consistent with its policy of recycling capital by selling of assets that no longer fit its portfolio standards, the Company sold 75 suburban office buildings and one retail center, reducing the number of its operating properties to 120 buildings from 194 and reducing the size of its portfolio by approximately 3.96 million rentable square feet at December 31, 2001. In furtherance of this recycling process Koger Equity acquired in January 2002, an 805,972 square foot building located in the Central Perimeter submarket of Atlanta, Georgia. This building was completed in 1991.

'

         While the Compensation Committee considered all of these accomplishments and although the committee has from time to time reviewed the executive compensation levels of other REITs and referred to other available information concerning the salaries of executive officers in peer group companies, it did not, and has not as yet, set any specific objective criteria in arriving at any particular executive officer's compensation. Therefore, the Compensation Committee made a subjective determination in setting the compensation of the CEO, CFO and the Senior Vice Presidents. The two primary factors considered in determining annual bonus amounts were total shareholder return and performance relative to budget.

         The Compensation Committee has more recently been engaged in a comprehensive study with the assistance of a compensation consulting firm looking toward the development of a comprehensive compensation plan with objective criteria for establishing levels of compensation, both annual and long-term and bonus and other incentive plans.

BASE SALARIES AND BONUSES OF EXECUTIVES

       Although there was no increase in the base salaries of the Company's executive officers for 2001, the base salaries of our executives approximate the median for salaries of executives in the Comparison Group. The committee awarded bonus compensation for 2001 to each executive based on the executives scope of responsibility, the specific contributions made by the executive to Koger Equity's performance over all and to the performance within the executive's area of responsibility and the CEO's recommendation.

BASE SALARY AND BONUS OF THE CEO

       In arriving at the compensation paid Thomas J. Crocker, the CEO, during 2001, the Compensation Committee considered the outstanding performance of the Company under his leadership as CEO.

       For 2001 Mr. Crocker was paid a base salary at the annual rate of $300,000. For 2001 the committee determined that Mr. Crocker's contribution to Koger Equity's performance warranted a bonus of $325,000, payable in cash on February 21, 2002, the date the bonus was granted.

LONG-TERM INCENTIVE AWARDS IN 2001

         We have provided long-term incentive awards for executives by granting stock options. The committee believes that the granting of stock options has helped align the interests of its top executives with shareholders because these executives receive value only if the market value of the common stock increases. However, the committee has been reconsidering the grant of stock options and replacing them with restricted stock grants the vesting of which would be tied to performance.

SECTION 162(M) LIMITATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a federal income tax deduction to public companies for certain compensation over $1,000,000 paid to Named Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Having considered the requirements of Section 162(m) of the Code, the Compensation Committee believes that stock option grants and other awards made pursuant to its various plans meet such requirements and are, therefore, exempt from the limitations on deductibility. Historically, the compensation of each Named Officer has been well below the $1,000,000 limit. Although the Compensation Committee intends to structure most awards under its equity plans to comply with Section 162(m), it has reserved and will continue to reserve the right to structure awards that do not comply with that Section where it believes doing so is in the best interests of the Company and its shareholders.

CONCLUSION

         The Compensation Committee believes that the compensation packages of the Company's executive officers have been generally commensurate with the Company's financial performance and the total value received by its shareholders. The Compensation Committee intends to continue the review of executive officers' compensation with the assistance of an outside compensation consultant and will make such modifications in its approach to executive compensation as it determines to be appropriate in light of the Company's financial condition, the performance of its officers and peer group analysis.

         This report is furnished by the Compensation Committee.

                                    D. Pike Aloian
                                    Benjamin C. Bishop, Jr.
                                    John R. S. Jacobsson, Chairman
                                    George F. Staudter

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The following line graph sets forth the cumulative total shareholder return on the Shares as compared with the cumulative total return of each of the New York Stock Exchange Composite Index and the NAREIT Total Return Index, in each case (i) on an annual basis for the period commencing December 31, 1996 and ending December 31, 2001 and (ii) assuming that $100 was invested on December 31, 1996 and that all dividends were reinvested.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH


                                    [GRAPH]


                  1996     1997     1998     1999     2000     2001
                  ----     ----     ----     ----     ----     ----

KE                $100     $119     $ 99     $105     $105     $133
NYSE              $100     $130     $152     $166     $167     $150
NAREIT            $100     $199     $ 96     $ 90     $114     $131


         The Company has used a different industry group for compensation comparisons from that used for its shareholder return performance presentation.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         Koger Realty Services, Inc., a Delaware corporation ("KRSI"), was incorporated to provide, among other things, leasing and property management services to owners of commercial office buildings. At January 1, 2001, the Company owned all of the preferred stock of KRSI, which represented in excess of 95% (by value) of the economic benefits of KRSI. Such preferred stock was nonvoting stock and not convertible into the common stock of KRSI while held by the Company. All of the outstanding common stock of KRSI was acquired by officers and employees of KRSI, including: Victor A. Hughes, Jr., James C. Teagle, and James L. Stephens, all of whom were officers of the Company, and certain other employees of KRSI who were not employed by the Company. In the event that any of the foregoing persons left the employ of KRSI, KRSI had the right to reacquire any Shares of common stock of KRSI held by such officer or employee. In addition to serving as officers of KRSI, Messrs. Hughes, Teagle, and Hiley served on the Board of Directors of KRSI. In February 2001, KRSI was merged with and into a wholly owned Florida subsidiary of the Company. In connection with that merger, Messrs. Hughes, Teagle, and Stephens were paid $20,555, $15,416, and $10,277, respectively, to redeem their shares of common stock of KRSI in which they had a basis of $19,840, $14,880 and $9,920, respectively.

         In August 2001, Koger Equity entered into an agreement to sell select non-core assets to AREIF Realty Trust, Inc., an affiliate of Apollo Real Estate Advisors, LP (together "Apollo"), which sale closed in December of 2001. Mr. Jacobsson, a director of the Company is the partner responsible for investments at Apollo Real Estate Funds. The transaction was negotiated by a Special Committee of the Board of Directors composed of directors who had no affiliation with Apollo. Included in this sale were ten properties comprising 75 suburban office buildings and one retail center all of which contained more than 3.9 million rentable square feet located in San Antonio and Austin, Texas; Greensboro and Charlotte, North Carolina; Greenville, South Carolina; and Birmingham, Alabama. The total consideration for the transaction was valued at $303 million and included cash of $206.7 million and the exchange of Apollo's 5,733,772 shares of the Company's common stock (21.4% of the outstanding). In connection with the sale, the Company received a membership interest in an Apollo subsidiary entity, which was acquiring these assets, providing the Company with a 20% participation in the net cash flow from the disposed assets after Apollo had received a return of its equity investment and a 15% internal rate of return thereon. In order to insure that the terms of the transaction were equal to, or better than, a similar transaction with an unrelated third party, the Company initiated a marketing period through its financial advisor during which unrelated bidders were asked to submit competing offers to purchase the assets associated with the agreement. Prior to the closing of the sale, the Company did not receive any attractive alternative offers for the assets. In connection with the transaction, Morgan Stanley & Co. Incorporated acted as financial advisor and provided an opinion to the Special Committee of the Board, which opinion stated that the consideration received from the transaction was fair from a financial point of view to the Company. The Company continues to manage the disposed assets for which it receives standard property management fees.

         With the closing of the transaction, one of the two Apollo designated directors resigned from the Company's Board of Directors leaving Mr. Jacobsson who continues as a director of the Company.

         During 2000 the Company loaned Mr. Teagle $546,293 in connection with his exercise of stock options. This indebtedness was secured with Shares and bore an annual interest rate of 150 basis points over the applicable LIBOR rate. This loan was paid in full on August 1, 2001. For 2001, $17,292 in interest was paid on this indebtedness.

         Also, during 2000 the Company entered into a management agreement with Crocker Realty Trust ("CRT") of which Mr. Crocker is the Chairman of the Board and Chief Executive Officer owning 2.8% of the outstanding CRT shares, Mr. Onisko is the Treasurer and Chief Financial Officer owning 0.2% of the outstanding CRT shares and Apollo is a principal shareholder owning 49% of the outstanding CRT shares. This agreement provides that the Company be paid a management fee for managing the properties of CRT based on the value of its assets. This agreement is terminable by either party upon 90 days written notice. Under this agreement during 2001, the Company earned fees totaling $452,000. The terms of this agreement were approved by a committee of the Company's Board of Directors whose members were not affiliated with CRT or Apollo, and who determined that such terms were similar to those that could be obtained from an unaffiliated third party.

                         REPORT OF THE AUDIT COMMITTEE

         The Audit Committee includes Messrs. Bishop, Staudter and Teagle. The functions of the Audit Committee are focused on three areas:

         - The adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

         - The independence and performance of the Company's internal auditors and independent auditors.

         - The Company's compliance with legal and regulatory requirements.

         The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The committee discusses these matters with the Company's independent auditors and with appropriate Company financial personnel and the firm which provides internal audit services.

         The Audit Committee regularly meets privately with both the independent auditors and the firm which provides internal audit services, each of whom has unrestricted access to the committee.

         The Audit Committee also recommends to the Board the appointment of the independent auditors and reviews periodically their performance and independence from the Company.

         The Directors who serve on the Audit Committee are all "Independent" for purposes of the New York Stock Exchange listing standards. The Board of Directors has determined that none of its members has a relationship to the Company that may interfere with the committee's independence from the Company and its management. Although the New York Stock Exchange rules generally require that a member of an audit committee of a listed company not have been employed by the listed company within the past three years, the rule has an "over ride" provision which permits one such former employee to serve on the listed company's audit committee where the company's board of directors determines that such membership is in the best interest of the company. Mr. Teagle, a former employee of the Company within the past three years, is a member of the Company's Audit Committee which membership has been determined by the Company's Board to be in the Company's best interest.

         The Board has adopted a charter setting out the functions the Audit Committee is to perform. In March, 2001, the committee re-examined and again approved the adequacy of its charter.

         Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

         The independent auditors audit the annual financial statements prepared by management and express an opinion as to whether those financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America.

         This year, the Audit Committee reviewed the Company's audited financial statements and met with both management and Deloitte & Touche LLP, the Company's independent auditors, to discuss those financial statements. Management and Deloitte & Touche LLP have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

         The Audit Committee has received from and discussed with Deloitte & Touche LLP the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The committee also discussed with Deloitte & Touche LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2001.

         This report is furnished by the Audit Committee.

                                    Benjamin C. Bishop, Jr.
                                    George F. Staudter, Chairman
                                    James C. Teagle

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

GENERAL

         During the year ended December 31, 2001, the Company engaged Deloitte & Touche LLP to provide certain audit services. The services included the audit of the annual financial statements, a review of the quarterly data furnished by the Company to the SEC for the quarters ended March 31, June 30, and September 30, 2001, services performed in connection with filing of this proxy statement and the Annual Report on Form 10-K by the Company with the SEC, attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting. The Audit Committee approved all services performed by Deloitte & Touche LLP in advance of their performance. Deloitte & Touche LLP has acted as independent certified public accountants for the Company since its organization on June 21, 1988. Neither Deloitte & Touche LLP nor any of its associates have any relationship to the Company or any of its subsidiaries except in its capacity as auditors.

         It is expected that representatives of the independent public accountants will attend the Annual Meeting and be available to respond to appropriate questions and be permitted to make a statement concerning the Company should they desire.

         As of the date hereof, the Board of Directors has not selected independent public accountants to audit the books and accounts of the Company for the fiscal year ending December 31, 2002. It is anticipated that auditors will be selected later in the fiscal year.

PRINCIPAL ACCOUNTING FIRM FEES

         Aggregate fees billed to the Company for the year ending December 31, 2001 by the Company's principal accounting firm, Deloitte & Touche LLP, were:

                  Audit Fees                                         $138,300
                  Financial Information Systems Design and
                     Implementation Fees                             $     --
                  All Other Fees                                     $ 93,319(a)(b)

---------
(a)      Includes fees for tax consulting and other non-audit services.

(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                                 OTHER BUSINESS

         It is not anticipated that there will be presented to the Annual Meeting any business other than the election of directors. At the time this proxy statement went to press, we knew of no other matters to be acted on at the Annual Meeting, other than those discussed in this proxy statement. If any other business should properly come before the Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

               SHAREHOLDER PROPOSALS AND NOMINATIONS TO THE BOARD

         If a shareholder intends to present a proposal for action at the 2003 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Company by December 21, 2002. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

         In addition, the Bylaws of the Company establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a shareholder proposal or a director nomination for a shareholders meeting must be received by the Company not less than 70 days, nor more than 90 days before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the Bylaws in order for the proposal or nomination to be considered at a shareholder meeting. If the presiding officer at any meeting of shareholders determines that a shareholder proposal or director nomination was not made in accordance with the Bylaws, the Company may disregard such proposal or nomination.

         In addition, if a shareholder submits a proposal outside of Rule 14a-8 for the 2003 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the Bylaws, then the Company's proxy may confer discretionary authority on the persons who have been appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to Koger Equity, Inc., 433 Plaza Real, Suite 335, Boca Raton, Florida 33432.

                                    GENERAL

         The Company will bear the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company, and no additional compensation will be paid to such individuals. The Company also has retained Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022 to solicit proxies by mail, personal interview, telephone, or telegraph, for which service the Company anticipates a cost not in excess of $5,000 plus reasonable out-of-pocket expenses. Arrangements may also be made with the stock transfer agent and with brokerage houses and other custodians, nominees, and fiduciaries that are record holders of Shares for the forwarding of solicitation material to the beneficial owners of Shares. The Company will, upon the request of any such entity, pay such entity's reasonable expenses for completing the mailing of such material to such beneficial owners.

         Consistent with state law and pursuant to the Company's Bylaws, a majority of the Shares entitled to vote on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter.

         The Company's Annual Report to Shareholders, which includes the Company's Form 10-K, for the fiscal year ended December 31, 2001, which contains financial statements and other information, is being mailed to shareholders with this proxy statement, but it is not to be regarded as proxy soliciting material.

         AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER UPON WRITTEN REQUEST TO KOGER EQUITY, INC., 433 PLAZA REAL, SUITE 335, BOCA RATON, FLORIDA 33432; PROVIDED HOWEVER, THAT A COPY OF THE EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-K FOR WHICH THERE MAY BE A REASONABLE CHARGE, WILL NOT BE SUPPLIED TO SUCH SHAREHOLDER UNLESS SPECIFICALLY REQUESTED.


                                    By order of the Board of Directors

                                    Robert E. Onisko
                                    Chief Financial Officer

                            KOGER EQUITY, INC. LOGO

                               KOGER EQUITY, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                             THURSDAY, MAY 23, 2002
                                   11:00 A.M.

                             THREE RAVINIA BUILDING
                              THREE RAVINIA DRIVE
                                ATLANTA, GEORGIA




Koger Equity, Inc.
433 Plaza Real, Suite 335
Boca Raton, Florida 33432                                                  PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE KOGER EQUITY, INC. ANNUAL MEETING OF SHAREHOLDERS ON MAY 23, 2002, AND ANY ADJOURNMENTS THEREOF.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy, you revoke all prior proxies and appoint Victor A. Hughes, Jr., Thomas J. Crocker and Robert E. Onisko, and each of them, with full power of substitution and revocation, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                      See reverse for voting instructions

                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Koger Equity, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.




                            + Please detach here +


    THE KOGER EQUITY, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of  01. D. Pike Alolan          04. David B. Hiley        07. George F. Staudter  __ Vote FOR          __ Vote WITHHELD
   directors    02. Benjamin C. Bishop, Jr. 05. Victor A. Hughes, Jr. 08. James C. Teagle        all nominees      from all nominees
                03. Thomas J. Crocker       06. John R. S. Jacobsson                             (except as marked)

                                                                                ----------------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                ----------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR ALL NOMINEES IN ITEM 1.
---


Address Change?  Mark Box ___   Indicate changes below:                 Date  _____________________________________________________

                                                                -------------------------------------------------------------------


                                                                -------------------------------------------------------------------
                                                                Signature(s) in Box
                                                                Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis-
                                                                trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
